UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 06, 2021

Yellow Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-12255	48-0948788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue
Overland Park, Kansas		66211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (913) 696-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YELL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 9, 2021, Yellow Corporation issued a press release providing an update on certain operating metrics for the fourth quarter of 2021. A copy of the press release is furnished as Exhibit 99.1.

Item 8.01 Other Events.

Partial Pension Annuitization

On December 6, 2021, Yellow Corporation's (the "Company") qualified non-union pension plans entered into a contract for a group annuity to transfer obligation to pay the remaining retirement benefits of certain specific plan participants in the Yellow Corporation Pension Plan, the Roadway LLC Pension Plan and the Yellow Retirement Pension Plan (collectively, the “Plans”) to a highly rated insurance company.

Upon issuance of the group annuity contracts, the value of each affected retiree’s benefit obligation will be irrevocably guaranteed by the insurer. Beginning in April 2022, the insurer will make each retiree’s monthly annuity payment and the amount of each affected retiree’s monthly annuity payment will be equal to the amount of such individual’s pension benefit. By irrevocably transferring the obligations to the insurer, the Company will reduce its overall pension projected benefit obligation by approximately $250 million. The purchase of group annuity contracts will be funded directly by the assets of the Plans.

Prior to the transaction, the Plans had approximately 8,500 participants. The transfer eliminated pension plan volatility for approximately 3,700 retirees and beneficiaries and may result in future annual savings for the Plans, including for Pension Benefit Guarantee Corporation premiums. The Company and the Plans expect to continue to look for opportunities to manage the domestic, qualified non-union pension plans obligations, which may include additional settlements in future years.

As a result of the transfer, the Company expects to record a non-cash, non-operating settlement loss during the fourth quarter of 2021 of between $50 and $60 million, subject to finalization of actuarial assumptions and other applicable adjustments, reflecting the accelerated recognition of unamortized losses in these plans from the obligation that was settled. The Company believes the transfer will strengthen its balance sheet, reduce the risk from volatility in pension plan obligations, and enable it to continue to meet commitments to retirees and beneficiaries.

* * * * *

Cautionary Note on Forward-Looking Statements

Certain matters contained in this Current Report on Form 8-K concerning expected future events and financial results constitute forward-looking statements and are based upon management's expectations and beliefs concerning such future events impacting the Company. There can be no assurance that these future events will occur as anticipated or that the effect on the Company's results will be as estimated. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. For a description of certain factors that could cause the Company's future results to differ from those expressed in any such forward-looking statements, see the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

* * * * *

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated December 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YELLOW CORPORATION

Date:	December 9, 2021	By:	/s/ James R. Faught
James R. Faught Chief Accounting Officer